Exhibit 99.1

Media Contact: Misty Skipper
(904) 366-2949
Investor Contact: David Baggs
(904) 359-4812

CSX REPORTS STRONG FIRST QUARTER 2005 EARNINGS
Company Produces Record Surface Transportation Operating Income

     JACKSONVILLE, Fla., April 28, 2005 – CSX Corporation (NYSE: CSX) today reported its financial results for the first quarter of 2005.

•	Net earnings were $579 million, or $2.56 per share, including a net after-tax gain of $425 million, or $1.88 per share, resulting from the sale of the Company’s International Terminals business.

•	Earnings per share from continuing operations were 68 cents in 2005 versus 13 cents in the prior year’s quarter, which was reduced by a 14-cent management restructuring charge at the Company’s Surface Transportation units in 2004.

•	Surface Transportation operating income was a record $351 million versus $151 million a year ago, which was reduced by a $53 million management restructuring charge in 2004.

     CSX’s core Surface Transportation businesses produced record operating income, driven by a 10 percent increase in revenue and better cost discipline. On a comparable basis, adjusting for the 2004 management restructuring charge, Surface Transportation operating income for 2005 increased $147 million, or 72 percent, year over year. CSX’s operating ratio for the quarter was 83.3 percent, an improvement of more than 6 points versus the first quarter of 2004.

     “We are very pleased with the 72 percent year-over-year increase in operating income that the employees of CSX produced in the first quarter,” said Michael Ward, CSX Corporation chairman, president and chief executive officer. “CSX continued on its path of consistent, continuous improvement producing year-over-year growth in core earnings for the fifth consecutive quarter.”

     Surface Transportation revenue for the quarter was $2.1 billion versus $1.9 billion in the same quarter last year. Revenue gains in the quarter were led by strength in the Company’s coal and merchandise markets, which produced 20 percent and 8 percent year-over-year revenue gains, respectively.

     Ward added, “A strong pricing environment resulting from high demand contributed significantly to the Company’s year-over-year revenue growth with CSX’s value pricing and yield management initiatives, along with the fuel surcharge program, driving the top line improvements.

     “The Company remains focused on continuing to drive improvements in its operational and safety performance, sustaining its top line performance by pricing our service to market levels, and improving our bottom line performance through better cost discipline,” said Ward.

     Also in the first quarter of 2005, CSX sold its International Terminals business for cash consideration of $1.142 billion, subject to final working capital and long-term debt adjustments that have not yet been determined. CSX recognized an after-tax net gain of $425 million as a result of the sale, including a loss on operations for the quarter.

     CSX’s detailed financial information is contained in the Company’s Quarterly Flash document, which will be posted on the Company’s website, www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission today.

     CSX Corporation, based in Jacksonville, Fla., is one of the nation’s leading transportation companies, providing rail, intermodal and rail-to-truck transload services that connect with 70 river, ocean and lake ports, as well as more than 230 shortline railroads. Its principal operating company, CSX Transportation Inc., operates the largest railroad in the eastern United States with a 21,000-mile rail network linking commercial markets in 23 states, the District of Columbia, and two Canadian provinces. CSX Intermodal Inc. is a stand-alone integrated intermodal company serving customers with its own truck and terminal operations plus a dedicated domestic container fleet. More information about CSX Corporation and its subsidiaries is available at the Company’s website, www.csx.com.

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This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i)

the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.